Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements of Alliance-HNI, L.L.C. , Nos. 333-73314, 333-73316 and 333-120130 on Form S-8 of our report dated March 16, 2006, relating to the consolidated financial statements of Alliance-HNI, L.L.C., appearing in this Annual Report on Form 10-K of Alliance Imaging, Inc. for the year ended December 31, 2005.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 16, 2006